Exhibit 99.1

SAKS INCORPORATED ANNOUNCES THAT HOLDERS OF A

MAJORITY OF ALL ISSUES OF SENIOR NOTES AND

CONVERTIBLE SENIOR NOTES HAVE DELIVERED CONSENTS

TO INDENTURE AMENDMENTS

AND DEFAULT WAIVERS

—$533 million of senior notes have been tendered to the company in its tender offers—

	Contacts:	Julia Bentley
(865) 981-6243
Wes Burton, Treasurer
(205) 940-4795
FOR IMMEDIATE RELEASE		www.saksincorporated.com

Birmingham, Alabama (July 5, 2005) – Retailer Saks Incorporated (NYSE: SKS) (the “Company” or “Saks”) today announced that pursuant to its previously announced consent solicitations, holders of a majority of outstanding principal amount of all issues of the Company’s senior notes and convertible senior notes have delivered consents to proposed amendments to the note indentures and the waiver of specified defaults, including the defaults that were the subject of a previously disclosed notice of default received from a hedge fund purporting to own more than 25% of the Company’s 2.00% Convertible Senior Notes. The Company also announced that approximately $533 million aggregate principal amount of the Company’s senior notes have been tendered to the Company in its tender offers.

On June 20, 2005, the Company commenced tender offers and consent solicitations for three issues of its senior notes totaling approximately $658 million. On the same day, the Company commenced consent solicitations on two other issues of senior notes totaling approximately $332 million and on its $230 million in convertible senior notes. The consent solicitations (including those that were made as part of the tender offers) offered holders a one-time fee in exchange for their consent to proposed amendments to the indenture for each issue of notes that would, among other things, extend to October 31, 2005, for purposes of the indentures, the Company’s deadlines to file its 2004 Annual Report on Form 10-K and its first fiscal quarter 2005 Quarterly Report on Form 10-Q. Consents also waive all defaults relating to the failure of the Company to comply with the provisions of the indentures affected by the proposed amendments. The Company currently expects to file its 2004 Annual Report on Form 10-K and its first fiscal quarter 2005 Quarterly Report on Form 10-Q on or before September 1, 2005.

Tender Offers and Consent Solicitations for 7 1/2 % Notes, 7% Notes, and 7 3/8% Notes

As of July 1, 2005, the following principal amounts of senior notes have been tendered to the Company for purchase at par under the outstanding tender offers:

CUSIP No.	Outstanding Principal Amount	Title of Security	Amount Tendered	Percent Tendered and Consents Delivered
79377WAC2	$250,000,000	7 1/2% Notes due 2010	$141,969,000	57%

79377WAM0	$208,105,000	7% Notes due 2013	$193,509,000	93%

79377WAD0	$200,000,000	7 3/8% Notes due 2019	$197,794,000	99%

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Each holder tendering senior notes in the tender offer is required to consent to the proposed amendments and waiver. As of July 1, 2005, holders of a majority in outstanding principal amount of each issue of senior notes consented to the proposed amendments and waivers. Tenders of senior notes and related consents delivered as of July 1, 2005 are now irrevocable.

The purchase price for each issue of senior notes is par ($1,000 per $1,000 principal amount), which includes a consent payment of $20 per $1,000 principal amount. The Company has extended the Consent Payment Deadline (as defined in the offers to purchase and consent solicitation statement) for each of these issues of senior notes to midnight on July 18, 2005 (the Expiration Time for each tender offer). Any holder tendering its senior notes by the Expiration Time will be entitled to receive the consent payment if the Company accepts the tendered senior notes for purchase in accordance with the terms and conditions of each tender offer. If the Company accepts the tendered senior notes for purchase, the Company intends to enter into a supplemental indenture with the indenture trustee for each issue of senior notes to effect the proposed amendments to the indentures, and the proposed waivers will become effective.

Consent Solicitations with Respect to 2.00% Notes, 9 7/8% Notes, and 8 1/4% Notes

As of July 1, 2005, holders of the following issues of notes delivered consents with respect to the proposed amendments to the note indentures and a waiver of the specified defaults in the percentages indicated:

CUSIP No.	Outstanding Principal Amount	Title of Security	Percent Consents Delivered
79377WAL2	$230,000,000	2.00% Convertible Senior Notes due 2024	59%

79377WAK4
79377 WAG3	$141,557,000	9 7/8% Senior Notes due 2011	97%

79377WAH1
79377WAA6	$190,324,000	8 1/4% Senior Notes due 2008	87%

Accordingly, the Company entered into supplemental indentures with the indenture trustee for each such issue of senior notes and the convertible senior notes to effect the proposed amendments. The waivers also became effective. The Effective Time (as defined in the consent

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solicitation statement) for each such issue of senior notes and the convertible senior notes was 5:00 p.m., New York City time, on July 1, 2005. The Company will pay a consent payment of $1 per $1,000 principal amount of each such issue of senior notes and the convertible senior notes to holders that consented prior to the Effective Time.

Citigroup Global Markets Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Securities are acting as the dealer managers for the consent solicitations and the tender offers. Questions regarding the transaction and the procedures for tendering in the tender offers should be directed to the dealer managers at the following numbers:

Citigroup Global Markets Inc.	Goldman, Sachs & Co.
Toll-free: (800) 558-3745	Toll-free: (800) 828-3182

Banc of America Securities LLC	Wachovia Securities
Toll-free: (888) 292-0070	Toll-Free: (866) 309-6316

Global Bondholder Services Corporation is the information agent for the consent solicitations and the tender offers. Requests for documentation should be directed to Global Bondholder Services Corporation at: (212) 430-3774 (Banks and Brokers) or (866) 470-3900 (Toll Free).

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; successful operation of the Company’s proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.; geo-political risks; changes in interest rates; the ultimate outcome and timing of the Audit Committee’s internal investigation into the matters described in the Company’s press release of June 3, 2005; the outcome of the formal investigation by the SEC and the inquiry opened by the United States Attorney for the Southern District of New York into the matters that were the subject of the earlier Audit Committee investigation described in the Company’s press release dated May 9, 2005; the outcome of the shareholder litigation that has been filed relating to the matters that were the subject of the Audit Committee’s earlier investigation; the availability of funds, either through cash on hand or the Company’s revolving credit facility, to repay any amounts due should any notes become accelerated; decisions by merchandise and other vendors to restrict or eliminate customary trade and other credit terms for the Company’s future merchandise orders and other services, which could require the Company to pay cash or secure letters of credit for such orders and which could have a material adverse effect on the Company’s liquidity position and financial condition; and the delay in the

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filing with the SEC of the Company’s 2004 10-K and the first fiscal quarter 2005 10-Q and the consequences thereof. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended January 31, 2004 filed with the SEC, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

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